EXHIBIT 99.1

HOVNANIAN ENTERPRISES, INC.		News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800
HOVNANIAN ENTERPRISES ANNOUNCES RESULTS OF PRIVATE DEBT EXCHANGE OFFERS
FOR CERTAIN OF ITS DEBT SECURITIES AND RECEIPT OF REQUISITE CONSENT IN CONSENT
SOLICITATION
RED BANK, NJ, October 31, 2011 — Hovnanian Enterprises, Inc. (NYSE: HOV) (the “Company”) announced today the results of the private offers to exchange senior notes (collectively, the “Senior Notes”) for new 5.00% Senior Secured Notes due 2021 (the “5.00% New Secured Notes”) and new 2.00% Senior Secured Notes due 2021 (the “2.00% New Secured Notes,” and together with the 5.00% New Secured Notes, the “New Secured Notes”) to be issued in a private placement by K. Hovnanian Enterprises, Inc., a wholly-owned subsidiary of the Company (“K. Hovnanian”), and to be guaranteed by the Company and substantially all of its restricted subsidiaries. The New Secured Notes will be secured by a first-priority lien on the assets of certain subsidiaries that are “unrestricted subsidiaries” under K. Hovnanian’s existing indentures. The 5.00% New Secured Notes and 2.00% New Secured Notes will be issued as separate series under an indenture, but will have substantially the same terms other than with respect to interest rate and related redemption provisions, and will vote together as a single class.
The exchange offers expired at 12:00 midnight, New York City time, on October 29, 2011 (the “Expiration Time”). As of the Expiration Time, the following amounts of 2014 Notes and 2015 Notes (each as defined below) had been properly tendered (and not validly withdrawn) and will be accepted (without proration) for exchange into approximately $141.8 million aggregate principal amount of 5.00% New Secured Notes: $16.7 million in aggregate principal amount, or 31.33%, of the 6 1/2% Senior Notes due 2014 (the “6 1/2% 2014 Notes”); $26.2 million in aggregate principal amount, or 89.68%, of the 6 3/8% Senior Notes due 2014 (the “6 3/8% 2014 Notes,” and together with the 6 1/2% 2014 Notes, the “2014 Notes”); $31.3 million in aggregate principal amount, or 59.34%, of the 6 1/4% Senior Notes due 2015 (the “6 1/4% 2015 Notes”); and $67.6 million in aggregate principal amount, or 51.83%, of the 11 7/8% Senior Notes due 2015 (the “11 7/8% 2015 Notes” or the “Any and All Tender Notes,” and together with the 6 1/4% 2015 Notes, the “2015 Notes”). Pursuant to the terms set forth in the Confidential Offering Memorandum and Consent Solicitation Statement, as amended to date (the “Offering Memorandum”), holders of 2014 Notes and 2015 Notes will also receive on the Settlement Date (as defined below) a cash payment of $100 for each $1,000 principal amount of 2014 Notes and 2015 Notes that were properly tendered (and not validly withdrawn) and accepted for exchange (the “Cash Consideration”). The aggregate Cash Consideration payable upon consummation of the exchange offers is $14.2 million. In addition, as of the Expiration Time, the following amounts of 2016 Notes and 2017 Notes (each as defined below) had been properly tendered (and not validly withdrawn): $13.3 million in aggregate principal amount, or 7.69%, of the 6 1/4% Senior Notes due 2016 (the “6 1/4% 2016 Notes”); $20.7 million in aggregate principal amount, or 12.03%, of 7 1/2% Senior Notes due 2016 (the “7 1/2% 2016 Notes,” and together with the 6 1/4% 2016 Notes, the “2016 Notes”); and $21.3 million in aggregate principal amount, or 10.89%, of the 8¨ý% Senior Notes due 2017 (the “2017 Notes”). Of the tendered 2016 Notes and 2017 Notes, all of the 2016 Notes tendered were accepted without proration, and $19.2 million of the $21.3 million in aggregate principal amount of the 2017 Notes tendered were accepted (representing a proration factor of 89.8%), because the Maximum New Issuance Amount (as defined in the Offering Memorandum) of $195.0 million was insufficient to accept all of the 2017 Notes tendered. The accepted 2016 Notes and 2017 Notes will be exchanged for approximately $53.2 million aggregate principal amount of 2.00% New Secured Notes. The settlement date for the exchange offers is expected to be November 1, 2011 (the “Settlement Date”).
Holders of Senior Notes that properly tendered (and did not validly withdraw) their Senior Notes prior to the Expiration Time, and whose Senior Notes are accepted for exchange will receive the applicable Total Consideration set forth in the Offering Memorandum. In addition, accrued interest up to, but not including, the Settlement Date will be paid in cash on all properly tendered and accepted Senior Notes.
The Company may, from time to time, make purchases and/or exchanges of Senior Notes through open market purchases, private transactions or otherwise depending on market conditions and covenant restrictions.
The exchange offers were made within the United States only to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. investors pursuant to Regulation S under the Securities Act. The New Secured Notes to be issued have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy Senior Notes or New Secured Notes in any jurisdiction in which such an offer or sale would be unlawful.
The exchange offers were made only by, and pursuant to, the terms set forth in the Offering Memorandum, and the information in this press release is qualified by reference to the Offering Memorandum and the accompanying Letter of Transmittal and Consent.
     In addition, in connection with the consent solicitation, the Company announced that K. Hovnanian has received the requisite consents to adopt the proposed amendments (the “Proposed Amendments”) to the indenture (the “Existing Indenture”) governing K. Hovnanian’s Any and All Tender Notes to eliminate substantially all of the restrictive covenants and certain of the default provisions contained in the Existing Indenture. No consideration is being paid for the consents.
K. Hovnanian has notified Wilmington Trust Company, the trustee under the Existing Indenture (the “Trustee”) that it has received the consent of the Holders of at least a majority in aggregate principal amount of outstanding Any and All Tender Notes to the Proposed Amendments. Accordingly, K. Hovnanian, the Company, as guarantor, the other guarantors party thereto (together with the Company, the “Guarantors”), and the Trustee will enter into a supplemental indenture (the “Supplemental Indenture”) to the Existing Indenture effecting the Proposed Amendments to be dated as of the Settlement Date. The Consent Solicitation was made in accordance with the terms and subject to the conditions stated in the Offering Memorandum.
About Hovnanian Enterprises
Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Matzel & Mumford, Brighton Homes, Parkwood Builders, Town & Country Homes and Oster Homes. As the

developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.
Forward-Looking Statements
     All statements in this press release that are not historical facts should be considered as “forward-looking statements”. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that the Company’s plans, intentions and expectations reflected in, or suggested by such forward-looking statements are reasonable, neither we nor the Company can provide assurance that such plans, intentions or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions and impacts of the sustained homebuilding downturn, (2) adverse weather, natural disasters and environmental conditions, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government laws and regulations, including, among others, those concerning development of land, the home building, sales and customer financing processes, tax laws, and the protection of the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) the Company’s sources of liquidity, (14) changes in the Company’s credit ratings, (15) availability of net operating loss carryforwards, (16) operations through joint ventures with third parties, (17) product liability litigation and warranty claims, (18) successful identification and integration of acquisitions, (19) significant influence of the Company’s controlling stockholders, (20) geopolitical risks, terrorist acts and other acts of war, and (21) other factors described in detail in the Company’s Annual Report on Form 10-K/A for the year ended October 31, 2010 and the Company’s quarterly reports on Form 10-Q or 10-Q/A for the quarters ended January 31, 2011, April 30, 2011 and July 31, 2011, respectively and in the Offering Memorandum under “Risk Factors.” All forward-looking statements attributable to the Company, us or persons acting on the Company’s or our behalf are expressly qualified in their entirety by the cautionary statements and risk factors contained throughout the Offering Memorandum. Except as otherwise required by applicable securities laws, neither we nor the Company undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.